UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 OCTOBER 4, 2004
                Date of report (Date of earliest event reported)

                                TELEDIGITAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  333-05112-C                 93-0898539
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

                           1325 AMERICAN BLVD, SUITE 6
                           BLOOMINGTON, MINNESOTA 55425
          (Address of principal executive offices, including zip code)

                                  (952) 876-0527
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective October 4, 2004, we entered into a letter agreement with Frederic H. Sweeny. Under this agreement, Mr. Sweeny agreed to serve in the capacity of Director of Business Development and Operations for a monthly cash compensation of $5,000. We agreed to grant Mr. Sweeny a ten-year non-qualified stock option under our Stock Option Plan for 525,000 shares of common stock and a five-year warrant for 1,225,000 shares of common stock. Both the warrant and the option have an exercise price of $0.15 per share and have a vesting schedule of 25% vesting immediately and 25% vesting on each December 31, 2004, October 4, 2005 and October 4, 2006.

         The letter agreement appears as an exhibit to this report pursuant to
Item 9.01(c) below.

         On October 7, 2004, we signed a Separation Agreement with Richard L. Barnaby (the "Separation Agreement"), which was effective on September 30, 2004. Under the Agreement, we extended the term of Mr. Barnaby's options to purchase 131,250 shares of our common stock to allow their vesting and issued to him an additional 125,000 shares of common stock. The shares we issued to Mr. Barnaby cannot be resold until September 30, 2006. We also agreed to pay Mr. Barnaby $79,826.91 of deferred compensation that we owed to him as of September 30, 2004 by assuming a $19,000 debt he owed to our Chairman, paying to him $10,000 when the Agreement was signed on October 7, 2004, and paying the remainder in monthly installments or $6,730, beginning on November 1, 2004 until the remaining balance has been paid in full. We also agreed that if the Internal Revenue Service initiated foreclosure proceedings on its lien against Mr. Barnaby for payroll tax liabilities of the Company in the amount of up to $45,000, we would arrange to pay the IRS before foreclosure. The Separation Agreement also contains a release of our company by Mr. Barnaby and certain other standard undertakings by him with respect to our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) Effective September 30, 2004, and pursuant to the Separation Agreement, Richard L. Barnaby resigned his position of President, Chief Executive Officer and Director of the Company.

         (d) Effective October 4, 2004, Frederic H. Sweeny became a member of our Board of Directors. Each of our directors is elected to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified.

         Mr. Sweeny is President and Chief Executive Officer of Venture Management Group, which works with companies in developing business plans and marketing strategies, raising capital and general operations. He has over 30 years of sales and marketing management in the technology industry. Mr. Sweeny has been the CEO and a Director of ZH Computer, Inc., a privately-held company, since April 2003; was Vice President of Astrocom Corporation from November 1999 to August 2002; and was President, CEO and a Director of Unimax Systems Corporation from 1992 to 1998. He was President and CEO of Check Technology Corporation from 1987 to 1989; Executive Vice President of Printware, Inc. from 1986 to 1987; Senior Vice President of Sales and Marketing at Lee Data Corporation from 1981 to 1986; and held various sales and sales management positions at Univac, Computer Optics, Inc. and Four Phases Systems. He holds a BS degree from the University of Connecticut. He also serves on the Boards of several privately-held companies.

         A description of the terms of our letter agreement with Mr. Sweeny appears under Item 1.01 above. The letter agreement itself appears as an exhibit to this report pursuant to Item 9.01(c) below.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Our letter agreement with Frederic H. Sweeny, effective October 4, 2004, is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.


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                             SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Teledigital, Inc.


Date:  October 11, 2004          By:   /s/ Richard W. Perkins
                                     -------------------------------------------
                                        Richard W. Perkins
                                        Chairman of the Board
























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